SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                              FORM 8-K

           Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934



Date of Report (Date of earliest event reported):  January 11, 2000
--------------------------------------------------------------------------------


                         CENTURA BANKS, INC.
--------------------------------------------------------------------------------
        (Exact name of registrant as specified in charter)


North Carolina                      1-10646                   56-1688522
--------------------------------------------------------------------------------

(State of Incorporation)            (Commission File Number)  (IRS Employer Identification No.)


134 North Church Street, Rocky Mount, North Carolina          27804
--------------------------------------------------------------------------------
(Address of principal executive office)                     (Zip code)


Registrant's telephone number, including area code:           (252) 454-4400
--------------------------------------------------------------------------------


                                N/A
--------------------------------------------------------------------------------
   (Former name or former address, if changed since last report)









Exhibit Index on Page 4.

Item 5.  Other Events

On January 11, 2000, Centura Banks, Inc. ("Centura") announced earnings for the year ended December 31, 1999. Centura reported net income of $104.0 million or $3.62 per diluted share. Before expenses totaling $8.4 million related to the first quarter 1999 merger with First Coastal Bankshares, Inc., Centura earned $109.6 million or $3.81 per diluted share compared to $100.3 million or $3.50 per diluted share reported for 1998.

A press release is attached as Exhibit 99.

This press release may contain various forward-looking statements that involve risks and uncertainties that could cause actual results to differ from estimates. A discussion of the various factors, including factors beyond Centura's control, that could cause Centura's results to differ materially from those expressed in such forward-looking statements is included in Centura's filings with the Securities and Exchange Commission.



Item 7.  Financial statements and Exhibits.
The exhibit listed in the Exhibit Index is filed herewith as part of this Current Report on Form 8-K.

                                                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                     CENTURA BANKS, INC.
                                                     Registrant


Date: January 11, 2000                      By:      /s/ Steven Goldstein
                                                     Steven Goldstein
                                                     Chief Financial Officer

                               EXHIBIT INDEX

                                                                     Sequential
                                                                        Page
Exhibit                  Description of Exhibit                        Number
--------------------------------------------------------------------------------

99                Press release dated January 11, 2000                    5

For Immediate Release

January 11, 2000

For more information:                                  Steven J. Goldstein
                                                       Chief Financial Officer
                                                       Centura Banks, Inc.
                                                       (252) 454-8356
                                                       sgoldstein@centura.com


CENTURA BANKS, INC. REPORTS FOURTH-QUARTER EARNINGS OF $1.05 PER DILUTED SHARE
                            Ends 1999 With Record EPS
                      Declares Dividend of $0.32 Per Share

         ROCKY MOUNT, N.C., January 11, 2000 - Centura Banks, Inc. (NYSE: CBC) today announced fourth quarter 1999 earnings of $29.9 million, or $1.05 per diluted share. The fourth quarter diluted earnings per share increased 19.3 percent over the $0.88 earned in the year-ago quarter and 22.1 percent from the $0.86 earned in the third quarter of 1999.
         Centura also declared a dividend of $0.32 per share for the first quarter of 2000, payable March 15, 2000, to shareholders of record on February 29, 2000.
         The fourth quarter results produced a return on average assets of 1.32 percent and a return on average equity of 17.17 percent, compared with third quarter 1999 ratios of 1.12 percent and 13.98 percent, respectively.
         In addition, Centura's efficiency ratio declined to 56.93 percent in the fourth quarter compared with 58.34 percent for the third quarter of 1999.
         "We have been working diligently to effectively control expense growth, and that is being reflected in our decreasing efficiency ratio," said Cecil W. Sewell, Centura chairman and chief executive officer. "We expect this trend to continue in the year 2000 as we finalize our in-market merger with Raleigh-based Triangle Bancorp, Inc. and realize increased efficiencies."

          "Overall, fourth quarter noninterest expense declined $5.9 million, or
7.8 percent from the third quarter, as almost every expense category declined from the previous quarter," Sewell noted. "Approximately half of this decline, however, was a direct result of our sale in the third quarter of CLG, Inc., our technology equipment leasing operation, the associated expenses of which we no longer carried in the fourth quarter.
         "We also fully anticipated the associated $7.2 million decline in noninterest income. This decline equaled about 17.4 percent, but was principally a direct result of the third quarter sales of both CLG and our $395 million Ginnie Mae mortgage servicing portfolio.
         "Customer-focused preparations for the year 2000 resulted in some transitory hiccups in certain financial categories as Centura, like other financial institutions, moved to preserve liquidity to meet anticipated customer demand for funds in the final weeks of the year," Sewell continued. "As a result, our investment securities jumped, on average, 5.8 percent and our net interest margin declined 9 basis points from the third quarter as Centura relied on short-term borrowings to boost liquidity. We expect these categories to return to normal now that our customers' Y2K concerns are being replaced by a smooth transition into the new year."
          When compared with the third quarter of 1999, average commercial loans increased $80.3 million, representing an annualized rate of 9 percent, while the retail loan portfolio grew at an annualized rate of 12.5 percent. The leasing portfolio declined $96 million, principally due to the sale of CLG.
         For the full-year 1999, Centura earned a record $109.6 million, or $3.81 per diluted share, before expenses totaling $8.4 million related to the merger with First Coastal Bankshares, Inc. In 1998, Centura earned $100.3 million, or $3.50 per diluted share. Centura completed the merger with First Coastal during the first quarter of 1999.
         At December 31, 1999, nonperforming assets totaled $31.8 million, representing 0.54 percent of total loans and foreclosed properties compared with $41.5 million and 0.72 percent, respectively, at September 30, 1999. The reduction in nonperforming assets is principally the result of the collection during the fourth quarter of $7.4 million of the outstanding balance of the loan to Pluma, Inc., an Eden, North Carolina-based manufacturer of fleece and jersey sportswear.
          "The year 2000 represents an era of convergence for Centura," Sewell noted."It is the beginning of a period when our strategic initiatives, products, technologies, employees, customer relationships and insights begin to converge into the ability to provide solutions that make a positive difference in our customers' lives. We expect our impending merger with Triangle to accelerate this process, providing Centura with access to 68,000 new households in key North Carolina metropolitan areas where we already do business."

About Centura
--------------
         Upon completion of the acquisition of Triangle, expected to close during the first quarter of 2000, Centura Banks Inc. will have assets of approximately $11 billion. Centura provides a complete line of banking, investment, insurance, leasing and asset management services to individuals and businesses in North Carolina, South Carolina and Virginia. Centura's broad range of financial solutions is provided through 228 full-service financial offices and Centura Highway, the bank's multifaceted customer access system that includes telephone banking, an extensive ATM network, PC banking, online bill payment and centurahighway.com, the bank's suite of Internet products and services. Additional information may be found on Centura's Web site at www.centura.com.

     This press release may contain various forward-looking statements. These forward-looking statements involve risks and uncertainties and actual results could differ from those described. A discussion of the various factors, including factors beyond Centura's control, that could cause Centura's actual results to differ materially from those expressed in such forward-looking statements is included in Centura's filings with the Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS
CENTURA BANKS, INC. AND SUBSIDIARIES


                                                 Three Months Ended December 31,                Year Ended December 31,
                                               ----------------------------------           -------------------------------
(Dollars in thousands, except per share data)     1999         1998        Change           1999          1998       Change
---------------------------------------------------------------------------------------------------------------------------

EARNINGS
    Interest income                          $   168,540  $   158,137        6.6 %     $   646,559   $   621,718        4.0 %
    Interest expense                              82,249       76,185        8.0           307,093       303,627        1.1
    -----------------------------------------------------------------------------------------------------------------------
    Net interest income                           86,291       81,952        5.3           339,466       318,091        6.7
    Provision for loan losses                      5,900        4,575       29.0            32,977        15,644      110.8
    Noninterest income                            34,243       36,564       (6.3)          152,693       140,521        8.7
    Noninterest expense                           69,675       74,919       (7.0)          302,063       290,397        4.0
    Income taxes                                  15,040       13,625       10.4            53,091        52,257        1.6
    -----------------------------------------------------------------------------------------------------------------------
    Net income                               $    29,919  $    25,397       17.8 %     $   104,028   $   100,314        3.7 %
    =======================================================================================================================
    Net interest income, taxable equivalent  $    88,154  $    83,784        5.2 %     $   346,773   $   325,391        6.6 %
    =======================================================================================================================

PER COMMON SHARE
    Earnings per share - basic               $      1.06  $      0.90       17.8 %     $      3.66   $      3.57        2.5 %
    Earnings per share - diluted                    1.05         0.88       19.3              3.62          3.50        3.4
    Cash dividends paid                             0.32         0.29       10.3              1.25          1.14        9.6
    Book value per share                           24.53        23.88        2.7             24.53         23.88        2.7
    Closing market price                          44.125       74.375      (40.7)           44.125        74.375      (40.7)

FINANCIAL RATIOS
    Return on average assets                        1.32 %       1.18 %       14 bp           1.18 %        1.23 %       (5)bp
    Return on average equity                       17.17        14.97        220             14.96         15.68        (72)
    Average equity to average assets                7.71         7.86        (15)             7.89          7.82          7

AVERAGE BALANCES
    Assets                                   $ 8,961,713  $ 8,561,203        4.7 %     $ 8,821,034   $ 8,185,344        7.8 %
    Earning assets                             8,213,144    7,813,496        5.1         8,072,713     7,470,742        8.1
    Loans                                      5,890,907    5,591,347        5.4         5,869,276     5,377,042        9.2
    Investment securities                      2,247,088    2,179,818        3.1         2,145,605     2,059,250        4.2
    Noninterest-bearing deposits                 943,338      920,445        2.5           928,097       864,354        7.4
    Core deposits                              5,454,151    5,469,465       (0.3)        5,437,979     5,377,707        1.1
    Total deposits                             6,109,236    5,984,683        2.1         6,035,906     5,888,984        2.5
    Interest-bearing liabilities               7,201,630    6,826,099        5.5         7,067,314     6,555,650        7.8
    Shareholders' equity                         691,128      673,130        2.7           695,557       639,787        8.7

PERIOD END BALANCES
    Assets                                   $ 9,123,248  $ 8,795,560        3.7 %     $ 9,123,248   $ 8,795,560        3.7 %
    Earning assets                             8,372,236    8,034,316        4.2         8,372,236     8,034,316        4.2
    Loans                                      5,979,383    5,833,670        2.5         5,979,383     5,833,670        2.5
    Investment securities                      2,264,865    2,161,037        4.8         2,264,865     2,161,037        4.8
    Noninterest-bearing deposits                 924,159      979,346       (5.6)          924,159       979,346       (5.6)
    Core deposits                              5,490,796    5,548,589       (1.0)        5,490,796     5,548,589       (1.0)
    Total deposits                             6,167,835    6,068,649        1.6         6,167,835     6,068,649        1.6
    Shareholders' equity                         689,725      676,205        2.0           689,725       676,205        2.0



============================================================================================================================
bp  Change is measured as difference in basis points.

All prior period  financial  data has been restated for the "pooling" with First
Coastal Bankshares, Inc.

OTHER FINANCIAL DATA
CENTURA BANKS, INC. AND SUBSIDIARIES


                                                      Three Months Ended December 31,                 Year Ended December 31,
                                                     ----------------------------------       -----------------------------------
(Dollars in thousands)                                1999          1998        Change         1999         1998          Change
---------------------------------------------------------------------------------------------------------------------------------

SHARES OUTSTANDING
     Average basic                                 28,187,721    28,284,084     (0.3)%      28,397,523   28,115,907        1.0 %
     Average diluted                               28,413,524    28,835,245     (1.5)       28,764,663   28,674,665        0.3
     Outstanding at period end                     28,117,897    28,318,226     (0.7)       28,117,897   28,318,226       (0.7)

COMPOSITION RATIOS (1)
     Earning assets to total assets                     91.65 %       91.27 %      38 bp         91.52 %      91.27 %        25 bp
     Loans to earning assets                            71.73         71.56        17            72.71        71.97          74
     Interest-bearing liabilities to earning assets     87.68         87.36        32            87.55        87.75         (20)
     Loans to total deposits                            96.43         93.43       300            97.24        91.31         593
     Noninterest-bearing deposits to total deposits     15.44         15.38         6            15.38        14.68          70


ALLOWANCE FOR LOAN LOSSES (AFLL)
     Beginning balance                            $    72,619   $    71,390       1.7 %    $    72,310  $    68,576         5.4 %
     AFLL related to loans sold and subsidiary
        sale                                                -             -      -                (556)           -        -
     Provision for loan losses                          5,900         4,575      29.0           32,977       15,644       110.8
     Allowance of acquired financial institutions           -             -         -              605        2,068       (70.7)
     Charge-offs                                       (5,806)       (4,288)     35.4          (34,679)     (17,358)       99.8
     Recoveries                                           805           633      27.2            2,861        3,380       (15.4)
     -----------------------------------------------------------------------------------------------------------------------------
        Net charge-offs                                (5,001)       (3,655)     36.8          (31,818)     (13,978)      127.6
     -----------------------------------------------------------------------------------------------------------------------------
     Ending balance                               $    73,518   $    72,310       1.7 %    $    73,518  $    72,310         1.7 %
     =============================================================================================================================

     Net charge-offs to average loans(3)                 0.34 %        0.26 %       8 bp          0.55 %       0.26 %        29 bp
     Net charge-offs to average loans(3)(5)                                                       0.35         0.26           9


COMPOSITION OF RISK ASSETS
     Nonperforming loans                                                                   $    27,824  $    32,293       (13.8)%
     Foreclosed property                                                                         4,012        5,812       (31.0)
     -----------------------------------------------------------------------------------------------------------------------------
     Nonperforming assets                                                                  $    31,836  $    38,105       (16.5)%
     =============================================================================================================================


ASSET QUALITY RATIOS (4)
     Nonperforming assets to:
        Loans and foreclosed property(2)                                                          0.54 %       0.67 %       (13)bp
        Total assets                                                                              0.35         0.43          (8)
     Nonperforming loans to total loans(2)                                                        0.47         0.57         (10)
     Allowance for loan losses to total loans(2)                                                  1.25         1.27          (2)
     Allowance for loan losses to nonperforming loans                                             2.64 x       2.24 x        40


==================================================================================================================================
bp Change is measured as difference in basis points.
(1) Balance sheet amounts used in calculations are based on average balances.
(2) Excludes mortgage loans held-for-sale of $84.1 million and $158.8 million at
    December 31, 1999 and 1998, respectively.
(3) Excludes  mortgage  loans held-for-sale,  on  average,  of $73.4 and
    $110.0  for the three  months ended December 31, 1999 and 1998, respectively and $96.6 and $96.3 for the years ended December 31, 1999 and 1998, respectively.
(4) Balance sheet amounts used in calculations are based on period end balances.
(5) Ratio excludes an $11.8 million isolated charge-off incurred during the third quarter related to the Pluma credit.


All prior period  financial  data has been restated for the "pooling" with First
Coastal Bankshares, Inc.

CENTURA BANKS, INC. AND SUBSIDIARIES


                                             Three Months Ended December 31,                    Year Ended December 31,
                                ------------------------------------------------------       ---------------------------------------
                                                                  As a Percent of                                As a Percent of
                                                                 Average Assets (1)                             Average Assets(1)
                                                            --------------------------                     -------------------------
(Dollars in thousands)                       1999      1998    Change   1999    1998        1999      1998   Change   1999    1998
------------------------------------------------------------------------------------------------------------------------------------


NONINTEREST INCOME
Service charges on deposit accounts         $14,126  $13,551     4.2 %   0.63 %  0.63 % $ 54,291   $49,184   10.4 %   0.62 %  0.60 %
Credit card and related fees                  2,103    1,716    22.6     0.09    0.08      8,237     6,358   29.6     0.09    0.08
Insurance and brokerage commissions           5,811    4,595    26.5     0.26    0.21     23,145    19,577   18.2     0.26    0.24
Other service charges, commissions and fees   2,788    2,964    (5.9)    0.12    0.14     11,505    11,333    1.5     0.13    0.14
Fees for trust services                       2,572    2,404     7.0     0.11    0.11     10,340     9,304   11.1     0.12    0.11
Mortgage income                               3,122    6,305   (50.5)    0.14    0.29     23,074    22,560    2.3     0.26    0.28
Negative goodwill amortization                  334      334       -     0.01    0.02      1,337     1,337      -     0.02    0.02
Operating lease income, net                     679    2,034   (66.6)    0.03    0.09      6,163     7,498  (17.8)    0.07    0.09
Other noninterest income                      2,033    2,637   (22.9)    0.10    0.12     15,134    12,684   19.3     0.17    0.15
----------------------------------------------------------------------------------------------------------------------------------
Noninterest income, excluding securities
    transactions                             33,568   36,540    (8.1)    1.49    1.69    153,226   139,835    9.6     1.74    1.71
Securities gains (losses), net                  675       24 2,712.5     0.03       -       (533)      686 (177.7)   (0.01)   0.01
----------------------------------------------------------------------------------------------------------------------------------

Total noninterest income                    $34,243  $36,564    (6.3)%   1.52 %  1.69 % $152,693  $140,521    8.7 %   1.73 %  1.72 %
==================================================================================================================================


NONINTEREST EXPENSE
Salaries and overtime                       $29,331  $31,740    (7.6)%   1.30 %  1.47 %$ 121,342  $117,698    3.1 %   1.38 %  1.44 %
Fringe benefits and other personnel costs     6,451    6,215     3.8     0.29    0.29     27,751    25,742    7.8     0.31    0.31
Occupancy                                     4,849    4,802     1.0     0.21    0.22     19,720    18,410    7.1     0.22    0.22
Equipment                                     4,479    5,547   (19.3)    0.20    0.26     20,279    22,225   (8.8)    0.23    0.27
Foreclosed real estate losses and related
    operating expense                           338      268    26.1     0.01    0.01      1,611     1,258   28.1     0.02    0.02
Marketing                                       509    1,659   (69.3)    0.02    0.08      6,520     9,024  (27.8)    0.07    0.11
Fees for outsourced services                  3,905    3,588     8.8     0.17    0.17     14,964    13,058   14.6     0.17    0.16
Professional and legal fees                   3,162    3,157     0.2     0.14    0.15     13,643    13,380    2.0     0.15    0.16
Other administrative                          2,470    2,814   (12.2)    0.11    0.13     10,036    10,125   (0.9)    0.11    0.12
FDIC insurance                                   61      388   (84.3)       -    0.02      1,169     1,617  (27.7)    0.01    0.02
Deposit intangible and goodwill amortization  2,624    2,263    16.0     0.12    0.10     10,443     8,948   16.7     0.12    0.11
Office supplies, postage and telephone       l4,827    5,169    (6.6)    0.21    0.24     20,641    20,815   (0.8)    0.23    0.25
Merger-related expenses                           -         -       -        -      -      6,858         -      -     0.08       -
Other operating                               6,669    7,309    (8.7)    0.30    0.33     27,086    28,097   (3.6)    0.32    0.36
-----------------------------------------------------------------------------------------------------------------------------------

Total noninterest expense                   $69,675  $74,919    (7.0)%   3.08 %  3.47 % $302,063  $290,397    4.0 %   3.42 %  3.55 %
===================================================================================================================================


OTHER PERFORMANCE RATIOS
Pretax operating profit margin, excluding
    merger-related expenses(2)                38.25 %  33.95 %   430 bp                    34.29 %   34.31 %   (2)bp
Efficiency ratio, excluding merger-
    related expenses(3)                       56.93 %  62.25 %  (532)bp                    59.10 %   62.33 % (323)bp
Net interest income analysis-taxable equivalent:
    Selected average yields/rates:
      Loans                                    8.80 %   8.81 %    (1)bp                     8.71 %    9.16 %  (45)bp
      Taxable securities                       6.57     6.38      19                        6.43      6.56    (13)
      Tax-exempt securities                    8.66     8.53      13                        8.77      8.77      -
      Short-term investments                   5.77     4.80      97                        5.54      5.24      30
-----------------------------------------------------------------------------------------------------------------------
      Interest-earning assets                  8.16     8.13       3                        8.09      8.44     (35)
-----------------------------------------------------------------------------------------------------------------------
      Total interest-bearing deposits          4.10     4.12      (2)                       3.97      4.32     (35)
      Borrowed funds                           5.23     5.08      15                        4.94      5.55     (61)
      Long-term debt                           6.09     5.60      49                        5.97      5.83      14
-----------------------------------------------------------------------------------------------------------------------
      Total interest-bearing liabilites        4.51     4.41      10                        4.35      4.63     (28)
-----------------------------------------------------------------------------------------------------------------------
      Interest rate spread                     3.65     3.72      (7)                       3.74      3.81      (7)
      Net interest margin                      4.23     4.26      (3)                       4.29      4.37      (8)


=======================================================================================================================
bp  Change is measured as difference in basis points.
(1) Data presented is annualized.
(2) Sum of income before taxes plus the taxable equivalent adjustment divided by the sum of taxable  equivalent net interest income plus noninterest  income.
(3) Noninterest  expense  divided by sum of taxable  equivalent net interest  income plus noninterest income.

All prior period  financial  data has been restated for the "pooling" with First
Coastal Bankshares, Inc.

QUARTERLY FINANCIAL TRENDS
CENTURA BANKS, INC. AND SUBSIDIARIES

                                                                  1999                               1998       4th Qtr 99
                                                ---------------------------------------------       ---------       vs.
                                                Fourth      Third        Second        First         Fourth
(Dollars in thousands, except per share data)   Quarter     Quarter      Quarter      Quarter        Quarter    3rd Qtr 99
----------------------------------------------------------------------------------------------      ---------   ------------
FINANCIAL SUMMARY (1)

     Assets                                 $  8,961,713  $ 8,776,455  $ 8,774,091  $ 8,770,262  $  8,561,203        2.1 %
     Earning assets                            8,213,144    8,044,674    8,022,462    8,008,631     7,813,496        2.1
     Loans                                     5,890,907    5,863,879    5,872,026    5,849,901     5,591,347        0.5
     Investment securities                     2,247,088    2,124,579    2,101,580    2,107,805     2,179,818        5.8
     Total deposits                            6,109,236    6,012,293    6,014,766    6,006,459     5,984,683        1.6
     Interest-bearing liabilities              7,201,630    7,015,865    7,015,157    7,035,344     6,826,099        2.6
     Shareholders' equity                        691,128      702,101      696,366      692,576       673,130       (1.6)
     Total market capitalization (period end)  1,240,702    1,179,048    1,604,735    1,658,039     2,106,168        5.2
     Net income                                   29,919       24,743       28,789       20,577        25,397       20.9

PROFITABILITY/PERFORMANCE SUMMARY(1)
     Pretax operating profit margin(2)             38.25 %      30.55 %      35.56 %      33.01 %       33.95 %      770 bp
     Efficiency ratio(2)                           56.93        58.34        59.30        61.88         62.25       (141)
     Net interest margin                            4.23         4.32         4.26         4.22          4.26         (9)
     Return on average assets                       1.32         1.12         1.32         0.95          1.18         20
     Return on average equity                      17.17        13.98        16.58        12.05         14.97        319
     Average equity to average assets               7.71         8.00         7.94         7.90          7.86        (29)

PER SHARE SUMMARY
     Earnings per share - basic             $       1.06  $      0.87  $      1.01  $      0.72  $       0.90       21.8 %
     Earnings per share - diluted                   1.05         0.86         1.00         0.71          0.88       22.1
     Cash dividends paid                            0.32         0.32         0.32         0.29          0.29          -
     Book value per share                          24.53        24.51        24.16        24.30         23.88        0.1
     Closing market price                         44.125       41.375       56.375       58.188        74.375        6.6

KEY INTANGIBLE ASSETS (3)
     Goodwill                               $    114,885  $   117,510  $   119,651  $   121,162  $    102,858       (2.2)%
     Mortgage servicing rights                    32,303       33,422       39,673       37,468        33,464       (3.3)

ASSET QUALITY SUMMARY(3)
     Nonperforming assets                   $     31,836  $    41,518  $    59,952  $    41,979  $     38,105      (23.3)%
     Allowance for loan losses                    73,518       72,619       75,519       74,139        72,310        1.2
     Nonperforming assets to total assets           0.35 %       0.47 %       0.68 %       0.48 %        0.43 %      (12)bp
     Allowance for loan losses to total loans(4)    1.25         1.26         1.31         1.30          1.27         (1)
     Net charge-offs to average loans (4)           0.34         1.16         0.34         0.36          0.26        (82)

---------------------------------------------------------------------------------------------------------------------------
 bp  Change is measured as difference in basis points.
(1) Balance sheet amounts are based on average balances unless otherwise noted.
(2) Excludes merger-related expenses.
(3) Balance  sheet  amounts are based on period end  balances  unless  otherwise noted.
(4) Excludes mortgage loans held-for-sale.

All prior period  financial  data has been restated for the "pooling" with First
Coastal Bankshares, Inc.
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